CONSULTING AGREEMENT BETWEEN ABATTIS BIOCEUTICALS CORP.

AND GEORGES LARAQUE MANAGEMENT INC.

THIS AGREEMENT made as of the 6th day of January 2013.

AMONG:

ABATTIS BIOCEUTICALS CORP., a corporation incorporated under the laws of the Province of British Columbia and having its registered office at 1000 - 355 Burrard St. Vancouver, BC   V6C 15N

(The "Company")

OF THE FIRST PART

AND:

GEORGES LARAQUE MANAGEMENT INC., an individual having its place of business at

("GEORGES LARAQUE MANAGEMENT INC.")

OF THE SECOND PART

WHEREAS:

A.	GEORGES LARAQUE MANAGEMENT INC. provides consulting and marketing and brand ambassador services to Biotechnology, Pharmaceutical/Consumer Package Goods companies;
B.	the Company wishes to retain GEORGES LARAQUE MANAGEMENT INC. as Senior Industry Advisor and as acting Brand Ambassador on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the material promises and conditions contained in this Agreement, the parties hereto covenant and agree each with the other as follows:

1.	Engagement. The Company hereby engages GEORGES LARAQUE MANAGEMENT INC. and GEORGES LARAQUE MANAGEMENT INC. hereby accepts the engagement upon the terms and conditions hereinafter set forth.

2.	Term of Engagement. Subject to the provisions for termination as hereinafter provided, the term of the engagement shall be for a period of 2 years commencing on the date first written above and ending on Jan 6th. 2015 This Agreement may be extended on such terms as mutually agreed between the parties, providing written notice of such terms are agreed to at least 5 days prior to the expiry of the then applicable term of this Agreement, otherwise subject to the terms of this Agreement, this Agreement will not expire except if terminated by GEORGES LARAQUE MANAGEMENT INC.

3.	Services. GEORGES LARAQUE MANAGEMENT INC. agrees to provide such Advisory consulting services relating to the Company business as the Company may reasonably require on the terms and conditions contained in this Agreement.

3.1	Nothing contained in this Agreement shall prohibit GEORGES LARAQUE MANAGEMENT INC. from providing services to any other company, firm, entity or individual, which do not materially conflict or interfere with the services to be provided by GEORGES LARAQUE MANAGEMENT INC. under this Agreement.

3.2	It is understood that the amount of time and effort required by GEORGES LARAQUE MANAGEMENT INC. shall be that amount of time required to sufficiently perform the needed duties. GEORGES LARAQUE MANAGEMENT INC. agrees to allocate the necessary time and services required to meet the objectives as defined in this Agreement.

3.3	General Covenants. GEORGES LARAQUE MANAGEMENT INC. covenants and agrees that in performing the services described in Schedule "A" and any other such services as may be designated from time to time by the Company, it will:

i.	act with reasonable care, skill and diligence;

ii.	act honestly;

iii.	use his best endeavours to further the interests of the Company;

iv.	act in accordance with relevant Canadian laws and regulations;

v.	comply with high professional standards and integrity; and

vi.	observe and conform to all commercially reasonable lawful orders and directions and instructions as from time to time shall be given to them.

4.	Compensation

4.1	Stock Options. At the discretion of the Company, you may, from time to time, be granted options to purchase common shares of the Company under the terms as defined in the corporate option plan. Terms of any option granted to you including the number of shares, purchase price and term of the options will be communicated to you upon granting of the option. On signing of this Agreement you will be granted, subject to Board approval, 200,000 options to purchase common shares of the Company at a strike price of .10 subject to exchange approval. Options will expire five years from the date of grant. Should you or the company terminate this Agreement, you will have 10 days to exercise any options not already exercised. At the discretion of the Board of Directors additional grants of stock options may be provided to GEORGES LARAQUE MANAGEMENT INC. from time to time in association with or independent of remuneration reviews, performance bonuses, and assignment of additional responsibilities.

4.2	Monetary compensation. The Company will pay GEORGES LARAQUE MANAGEMENT INC. a fee of $15,000, payable in advance in the Company's common stock, upon presentment of an invoice and subject to change by mutual agreement. GEORGES LARAQUE MANAGEMENT INC. agrees to assist the Company with Public relations and as the company political and media spokes person and as product champion. GEORGES LARAQUE MANAGEMENT INC. will be paid fee of $5,000 per month, which will commence on April 1st 2013.

4.3	GEORGES LARAQUE MANAGEMENT INC. shall be further be paid success bonuses from time to time based on reaching agreeable milestones set prior in mutual agreement between GEORGES LARAQUE MANAGEMENT INC. and approved by the Board of Directors.

4.4	Reimbursement for Expenses. Under this Agreement the Company shall reimburse GEORGES LARAQUE MANAGEMENT INC. for reasonable traveling and other expenses inclusive of cellular telephone expenses, actually and properly incurred in connection with the performance of the prescribed duties and functions, such reimbursement to be made in accordance with, and subject to, the policies and/or Guidelines of the Company from time to time. For all such expenses GEORGES LARAQUE MANAGEMENT INC. will be required to keep proper accounts and to furnish statements, receipts, vouchers and/or other supporting documents to the Company within 30 days after the date the expenses are incurred.

5.	Independent Contractor.

5.1	GEORGES LARAQUE MANAGEMENT INC. shall be an independent contractor and shall have responsibility for and control over the details and means of performing services as set forth in Schedule "A";

5.2	GEORGES LARAQUE MANAGEMENT INC. acknowledges that it shall not be entitled to any sickness pay, long service leave, holiday pay or other entitlement except the remuneration as set forth in paragraph 4 of this Agreement;

5.3	The Company is only interested in the results of the work carried out by GEORGES LARAQUE MANAGEMENT INC. and not the manner in performance thereof and does not desire to direct or control the same. However, the work contemplated and the services rendered must meet the approval of the Company, as applicable, and shall be subject to the Company's, as applicable, general right of inspection.

6.

Income Tax. GEORGES LARAQUE MANAGEMENT INC. acknowledges that it will be solely responsible for paying income tax in respect to all amounts payable to GEORGES LARAQUE MANAGEMENT INC. under this Agreement.

7.	Termination of Engagement

7.1	Termination with cause. The Company may terminate this agreement for cause providing GEORGES LARAQUE MANAGEMENT INC. with 30 days notice. In this event the Company shall provide GEORGES LARAQUE MANAGEMENT INC. with a payment equal to three (1) months additional momentary consideration as listed in 4.2, over and above the 30-day notice period. GEORGES LARAQUE MANAGEMENT INC. may at any time during the Term of Engagement terminate this Agreement without cause, by providing 30 days written notice to the Company to which the Company shall have no further obligate past the notice period. Upon termination of this Agreement, any of the options that GEORGES LARAQUE MANAGEMENT INC. would have been entitled to pursuant to Section 4 above, will expire and or be subject to 4.1 above.
7.2	Termination due to Change of Control. In the event of such termination by reason of change of control, the following provisions shall apply:
(i)

GEORGES LARAQUE MANAGEMENT INC. shall be deemed to have been granted and available for immediate exercise any options, rights, or other entitlements issued by the Company or any affiliate of it for the purchase or acquisition of shares in the capital of the Company or any affiliate thereof, whether or not such options, rights, warrants or other entitlements may then be exercised, provided that any options, rights, warrants or other entitlements which are required to be exercised upon notice after being available to you, they shall be exercised within a period of not less than twelve months of the date of termination or shall lapse and be void and of no further force and effect;

(ii)	GEORGES LARAQUE MANAGEMENT INC. shall be entitled to receive a termination payment in the amount equal to 1 month of consideration as provide for under section 4.2.
(b)	Change in Control shall mean, for the purposes of this section, any one of the following:
(i)

the acquisition or continuing ownership by any person or persons acting jointly or in concert, directly or indirectly, of common shares or of convertible securities which, when added to all of the securities of the Company at the time held by such person or persons, or persons associated or affiliated with such person or persons within the meaning of the Canada Business Corporations Act (collectively, the "Acquirers'"), and assuming the conversion, exchange or exercise of convertible securities beneficially owned by the Acquirers, results in the Acquirers beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the voters thereof for the first time to cast more than 60% of the votes attaching to all shares in the capital of the Employer that may be cast to elect directors;

(ii)	the exercise of the voting power of all or any shares of the Company so as to cause or result in the election of a majority of directors of the Company who were not incumbent directors;
(iii)	the sale, lease, exchange or other disposition of all or substantially all of the Company's assets; or
(iv)

an amalgamation, merger, arrangement or other business combination involving the Company that results in the security holders of the parties to the business combination other than the Company owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast more than 51% of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect directors.

(c)

A termination by reason of change of control shall mean a termination which occurs within the first anniversary of the event constituting the change of control and that is other than for Just Cause and conducted for the purposes of reorganization of the Company by reason of the change of control.

7.3	Death or disability. This Agreement shall forthwith terminate on the death or incapacity of GEORGES LARAQUE MANAGEMENT INC.

8.	Property of the Company. GEORGES LARAQUE MANAGEMENT INC. hereby acknowledges and agrees that all company property, including without limitation, all books, manuals, records, reports, notes contracts, lists, and other documents, proprietary information (as defined below), copies of any of the foregoing, and equipment furnished to or prepared by GEORGES LARAQUE MANAGEMENT INC. in the course of or incidental to its engagement, including without limitation, records and any other materials pertaining to the Company or its business, or belonging to the Company shall be promptly returned to the Company upon termination of the Term of Engagement.

9.	Proprietary Information and Non-Competition

Both parties undertake to keep confidential the terms and conditions of this Agreement, except for those disclosures required by law. Both parties undertake not to divulge to clients, partners, customers and business relations the terms of this agreement or Company Proprietary Information, unless such disclosure is otherwise mutually agreed upon in writing.

Company Proprietary Information. "Company Proprietary Information" means information about the Company disclosed to GEORGES LARAQUE MANAGEMENT INC., alone or with others, in connection with his engagement by the Company, which is not generally known to the industry in which the Company is or may become engaged about the Company's products, processes, and services, including but not limited to, information relating to customers, sources of supply, personnel, sources of methods of financing, marketing, pricing, merchandising, interest rates or sales.

During the Term of Engagement, GEORGES LARAQUE MANAGEMENT INC. shall inform the Company in writing and obtain approval of the Company, on an ongoing basis, of the details of any other engagements or transactions, which would result in a conflict with the business of the Company.

10.	Assignment, Successor and Assigns

GEORGES LARAQUE MANAGEMENT INC. agrees that he will not assign, transfer or otherwise dispose of any rights or obligations under this Agreement, except to an officer of Abattis Bioceuticals Corp. Any such purported assignment or transfer other than to Abattis Bioceuticals Corp. shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any affiliated company. Subject to the foregoing, this Agreement shall be binding upon and shall enure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

11.	General Provisions

i.	Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the address appearing in the introductory section of this Agreement, but each party may change that address by written notice in accordance with this section. Notice delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated two days after the date of mailing.

ii.	This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the engagement of GEORGES LARAQUE MANAGEMENT INC. by the Company, and contains all of the covenants and agreements between the parties with respect to that engagement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement, shall be valid or binding on either party.

iii.	The parties hereto agree and warrant to use best efforts, due diligence, and to maintain full disclosure of all matters of the business and conduct of the parties with respect to this Agreement.

iv.	Any modification of this Agreement will be effective only if it is in writing and signed by the party to be bound thereby.

v.	The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right to power for all or any other times.

vi.	If any provision to this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

vii.	This Agreement shall be construed and in all respects governed by the laws of the Province of British Columbia and the laws of Canada applicable to British Columbia and is subject to the exclusive jurisdiction of the Courts of the Province of British Columbia.

viii.	The parties hereto agree to execute and to cause to be effected such additional documents or matters as shall be required to fully and effectually achieve the intent hereof and to achieve matters collateral hereto including, but not limited to, necessary corporate resolutions, necessary regulatory filings, or such other matters required between the parties that are necessary to effect the intent of this Agreement and matters collateral.

ix.	If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected of impaired thereby in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

x.	This Agreement may be executed in any number of counterparts and by facsimile transmission with the same effect as if all parties hereto had signed the same document. All counterparts will be construed together and constitute one and the same agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

ABATTIS BIOCEUTICALS CORP. per: Mike Withrow	) )
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/s/ Mike Withrow	)
Authorized Signatory	)
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SIGNED, SEALED AND DELIVERED by	)
GEORGES LARAQUE MANAGEMENT INC. in the presence of:	)
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/s/ Georges Laraque	)
Signature	)
Georges Laraque	)
Name	)
1417 Thorogood Lane, Edmonton, Alberta T6R 2K6)
Address	)
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Address	)
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Occupation	)

SCHEDULE "A"

to the Consulting Agreement dated January 6th 2013

between Abattis Bioceuticals Corp. and GEORGES LARAQUE MANAGEMENT INC.

GEORGES LARAQUE MANAGEMENT INC. agrees to provide the services as set out below, and to perform such other duties as set out from time to time from the Company.

DUTIES AND RESPONSIBILITIES:

As Media Celebrity, Political Affairs Liaison and Product Champion, GEORGES LARAQUE MANAGEMENT INC. will assist the company in making decisions regarding its Corporate image in the media and representing the company and it subsidiaries products and brands. Specifically GEORGES LARAQUE MANAGEMENT INC. will work in concert with the CEO and Board of Directors in matters related to the Company's political and media initiatives and product brand awareness.